Exhibit 10.35

FIRST OMNIBUS AMENDMENT TO

EMPLOYMENT AGREEMENT AND AWARD AGREEMENTS

This FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT AND AWARD AGREEMENTS (this “Amendment”) is made and entered into on August 4, 2017, by and between CONSOLIDATED-TOMOKA LAND CO., a Florida corporation (the “Company”), and Steven R. Greathouse (the “Executive”).

BACKGROUND

The Company and the Executive are parties to (i) the Employment Agreement, dated as of February 26, 2016 (the “Employment Agreement”), and (ii) the equity award agreements listed on Exhibit A attached hereto (the “Award Agreements” and, together with the Employment Agreement, the “Agreements”) pursuant to which the Executive is entitled to certain protections in the event of a change in control of the Company. The Company’s Board of Directors (and the Compensation Committee thereof) and the Executive have determined that (a) the definition of “Change in Control” in the Agreements should be amended and (b) the Award Agreements that provide for the grant of stock options (the “Option Award Agreements”) and time-based restricted share awards (the “Restricted Share Award Agreements”) should be amended to provide that such awards would fully vest upon a qualifying termination of the Executive’s employment in connection with a Change in Control.

AMENDMENT

In furtherance of the foregoing, the Company and the Executive hereby agree as follows:

1.The Employment Agreement is hereby amended by the deletion of the definition of “Change in Control” under Section 6(a) and the replacement with the following:

“For purposes of this Agreement, a “Change in Control” means any of the following events: (i) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company’s outstanding voting shares and other outstanding voting securities that are entitled to vote generally in the election of directors (“Voting Securities”); (ii) approval by the shareholders of the Company and consummation of either of the following: (A) a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or (B) a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company; or (iii) a change in the composition of the Board such that, during any twelve-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute more than 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of the Existing Board.”

2.Each of the Award Agreements is hereby amended by providing that each reference to “Change in Control” in the Award Agreements shall not refer to the definition of “Change in Control” in the Plan, but shall instead refer to the following definition:

““Change in Control” means any of the following events: (i) any person (as such term is used in Section 13(d) of the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company’s outstanding voting shares and other outstanding voting securities that are entitled to vote generally in the election of directors (“Voting Securities”); (ii) approval by the shareholders of the Company and consummation of either of the following: (A) a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or (B) a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company; or (iii) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute more than 50% of the

Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of the Existing Board.”

3.Each of the Option Award Agreements is hereby amended by the addition of the following sentence to the end of Section 2 thereof:

“Notwithstanding the foregoing, the Grantee’s rights and interest in the Option, unless previously forfeited, shall fully vest upon the Grantee’s termination of employment (a) without “Cause” (as such term is defined in the Grantee’s employment or similar agreement) or (b) for “Good Reason” (as such term is defined in the Grantee’s employment or similar agreement), in each case, at any time during the twenty-four (24)-month period following a Change in Control.”

4.Each of the Restricted Share Award Agreements is hereby amended by the addition of the following sentence to the end of Section 2 thereof:

“Notwithstanding the foregoing, Grantee’s rights and interest in the Awarded Shares, unless previously forfeited, shall fully vest upon Grantee’s termination of employment (a) without “Cause” (as such term is defined in Grantee’s employment or similar agreement) or (b) for “Good Reason” (as such term is defined in Grantee’s employment or similar agreement), in each case, at any time during the twenty-four (24)-month period following a Change in Control.”

5.Section 12 of the Employment Agreement shall be deemed incorporated by reference herein, mutatis mutandis.

6.Except as specifically provided herein, the Award Agreements amended by this Amendment shall remain in full force and effect.  This Amendment shall not operate as a modification, acceptance or waiver of any provision of any of the Award Agreements except as specifically set forth herein.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment on the date first written above.

EXECUTIVE:

 /s/ Steven R. Greathouse

Steven R. Greathouse

COMPANY:

Consolidated-Tomoka Land Co.,

a Florida corporation

By:     /s/ Thomas P. Warlow, III

Thomas P. Warlow, III

Chairman, Compensation Committee

[Signature Page to First Omnibus Amendment]

EXHIBIT A

Award Agreements

●	Restricted Share Award Agreement, dated as of January 28, 2015, between the Company and the Executive (3,000 performance-vesting shares)

●	Restricted Share Award Agreement, dated as of January 28, 2015, between the Company and the Executive (3,000 time-vesting shares)

●	Restricted Share Award Agreement, dated as of January 27, 2016, between the Company and the Executive

●	Restricted Share Award Agreement, dated as of January 25, 2017, between the Company and the Executive

●	Performance Share Award Agreement, dated as of February 3, 2017, between the Company and the Executive

A-1